Exhibit 5.2

                 Letterhead of Cadwalader, Wickersham & Taft LLP

                                 August 16, 2006

Citicorp Residential Mortgage Securities, Inc.
1000 Technology Drive
O'Fallon, Missouri 63368-2240

Ladies and Gentlemen:

     We have acted as your counsel in connection with the registration statement (File No. 333-132319) filed with the Securities and Exchange Commission (the "Commission") on March 10, 2006, as amended by Pre-Effective Amendment No. 1 filed with the Commission on May 1, 2006 and Post-Effective Amendment No. 1 filed with the Commission on the date hereof (as amended, the "Registration Statement"), pursuant to the Securities Act of 1933, as amended (the "Act"). The Registration Statement covers REMIC Pass-Through Certificates ("Certificates") to be sold by Citicorp Residential Mortgage Securities, Inc. (the "Company") in one or more series (each, a "Series") of Certificates. Each Series of Certificates will be issued under a separate pooling and servicing agreement (each, a "Pooling and Servicing Agreement") among the Company, a trustee (a "Trustee") to be identified in the Core Prospectus for such Series of Certificates and CitiFinancial Mortgage Company, Inc., as servicer (the "Servicer"). A form of Pooling and Servicing Agreement is included as an exhibit to the Registration Statement. Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Registration Statement.

     In rendering the opinion set forth below, we have examined and relied upon the following: (i) the Registration Statement, the Core Prospectus and the form of Prospectus Supplement constituting a part thereof, each substantially in the form filed with the Commission, (ii) the form of the Pooling and Servicing Agreement, substantially in the form as filed with the Commission and (iii) such other documents, records and instruments as we have deemed necessary for the purposes of this opinion.

     Based on the foregoing, we are of the opinion that when a Pooling and Servicing Agreement for a Series of Certificates has been duly and validly authorized, executed and delivered by the Company, a Trustee and the Servicer, and the Certificates of such Series have been duly executed, authenticated, delivered and sold as contemplated in the Registration Statement, such Certificates will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and, with respect to any Series of Certificates for which we act as counsel to the Company to the reference to this firm under the heading "Legal Opinions" in each related Prospectus Supplement forming a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                        Very truly yours,

                                        /s/ Cadwalader, Wickersham & Taft LLP